                                                         Exhibit No. EX-99.14(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Prospectus/Proxy Statement filed with Form N-14 under the Securities Act of 1933 related to the proposed combinations of the Montgomery Global Opportunities Fund and the Montgomery Global Focus Fund with the Gartmore Worldwide Leaders Fund and the Montgomery Partners Long-Short Equity Plus Fund with the Gartmore Long-Short Equity Plus Fund, of our report dated December 17, 2002, relating to the financial statements and financial highlights which appears in the October 31, 2002 Annual Report to Shareholders of the Gartmore Mutual Funds.


PricewaterhouseCoopers LLP
Philadelphia, PA
March 14, 2003